EVERSOURCE ENERGY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of December 31,
(Thousands of Dollars)	2017	2016

ASSETS
Current Assets:
Cash and Cash Equivalents	$ 38,165	$ 30,251
Receivables, Net	925,083	847,301
Unbilled Revenues	201,361	168,490
Fuel, Materials, Supplies and Inventory	223,063	328,721
Regulatory Assets	741,868	887,625
Prepayments and Other Current Assets	138,009	215,284
Assets Held for Sale	219,550	—
Total Current Assets	2,487,099	2,477,672

Property, Plant and Equipment, Net	23,617,463	21,350,510

Deferred Debits and Other Assets:
Regulatory Assets	4,497,447	3,638,688
Goodwill	4,427,266	3,519,401
Marketable Securities	585,419	544,642
Other Long-Term Assets	605,692	522,260
Total Deferred Debits and Other Assets	10,115,824	8,224,991

Total Assets	$ 36,220,386	$ 32,053,173

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$ 1,088,087	$ 1,148,500
Long-Term Debt – Current Portion	549,631	773,883
Accounts Payable	1,085,034	884,521
Regulatory Liabilities	128,071	146,787
Other Current Liabilities	738,222	684,914
Total Current Liabilities	3,589,045	3,638,605

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,297,518	5,607,207
Regulatory Liabilities	3,637,273	702,255
Derivative Liabilities	377,257	413,676
Accrued Pension, SERP and PBOP	1,228,091	1,141,514
Other Long-Term Liabilities	1,073,501	853,260
Total Deferred Credits and Other Liabilities	9,613,640	8,717,912

Capitalization:
Long-Term Debt	11,775,889	8,829,354

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,570	155,568

Equity:
Common Shareholders’ Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,239,940	6,250,224
Retained Earnings	3,561,084	3,175,171
Accumulated Other Comprehensive Loss	(66,403)	(65,282)
Treasury Stock	(317,771)	(317,771)
Common Shareholders’ Equity	11,086,242	10,711,734
Total Capitalization	23,017,701	19,696,656

Total Liabilities and Capitalization	$ 36,220,386	$ 32,053,173

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended December 31,
(Thousands of Dollars, Except Share Information)	2017	2016

Operating Revenues	$ 1,895,494	$ 1,776,604

Operating Expenses:
Purchased Power, Fuel and Transmission	580,142	498,899
Operations and Maintenance	343,747	357,965
Depreciation	202,651	183,685
Amortization of Regulatory Assets, Net	31,927	15,473
Energy Efficiency Programs	89,074	127,697
Taxes Other Than Income Taxes	197,109	154,853
Total Operating Expenses	1,444,650	1,338,572
Operating Income	450,844	438,032
Interest Expense	102,278	102,393
Other Income, Net	21,704	22,231
Net Income Before Income Tax Expense	370,270	357,870
Income Tax Expense	130,971	126,811
Net Income	239,299	231,059
Net Income Attributable to Noncontrolling Interests	1,880	1,880
Net Income Attributable to Common Shareholders	$ 237,419	$ 229,179

Basic and Diluted Earnings Per Common Share	$ 0.75	$ 0.72

Weighted Average Common Shares Outstanding:
Basic	317,396,842	317,510,251
Diluted	318,105,193	318,282,127

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Years Ended December 31,
(Thousands of Dollars, Except Share Information)	2017	2016	2015

Operating Revenues	$ 7,751,952	$ 7,639,129	$ 7,954,827

Operating Expenses:
Purchased Power, Fuel and Transmission	2,535,271	2,500,828	3,086,905
Operations and Maintenance	1,277,147	1,323,549	1,329,289
Depreciation	773,802	715,466	665,856
Amortization of Regulatory Assets, Net	89,986	71,696	22,339
Energy Efficiency Programs	480,835	533,659	495,701
Taxes Other Than Income Taxes	676,757	634,072	590,573
Total Operating Expenses	5,833,798	5,779,270	6,190,663
Operating Income	1,918,154	1,859,859	1,764,164
Interest Expense	421,755	400,961	372,420
Other Income, Net	78,008	45,920	34,227
Income Before Income Tax Expense	1,574,407	1,504,818	1,425,971
Income Tax Expense	578,892	554,997	539,967
Net Income	995,515	949,821	886,004
Net Income Attributable to Noncontrolling Interests	7,519	7,519	7,519
Net Income Attributable to Common Shareholders	$ 987,996	$ 942,302	$ 878,485

Basic Earnings per Common Share	$ 3.11	$ 2.97	$ 2.77

Diluted Earnings Per Common Share	$ 3.11	$ 2.96	$ 2.76

Weighted Average Common Shares Outstanding:
Basic	317,411,097	317,650,180	317,336,881
Diluted	318,031,580	318,454,239	318,432,687

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
(Thousands of Dollars)	2017	2016	2015

Operating Activities:
Net Income	$ 995,515	$ 949,821	$ 886,004
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Depreciation	773,802	715,466	665,856
Deferred Income Taxes	491,630	466,463	491,736
Pension, SERP and PBOP Expense	22,454	39,912	96,017
Pension and PBOP Contributions	(242,800)	(158,741)	(162,452)
Regulatory (Under)/Over Recoveries, Net	(47,935)	13,340	(163,287)
Amortization of Regulatory Assets, Net	89,986	71,696	22,339
Refunds/(Payments) Related to Spent Nuclear Fuel, Net	—	59,804	(297,253)
Other	(148,429)	(77,294)	(82,219)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(117,155)	(142,699)	(39,797)
Fuel, Materials, Supplies and Inventory	(9,223)	7,755	34,112
Taxes Receivable/Accrued, Net	52,284	234,543	30,282
Accounts Payable	56,067	(14,126)	(91,618)
Other Current Assets and Liabilities, Net	88,738	9,112	44,031
Net Cash Flows Provided by Operating Activities	2,004,934	2,175,052	1,433,751

Investing Activities:
Investments in Property, Plant and Equipment	(2,348,105)	(1,976,867)	(1,724,139)
Proceeds from Sales of Marketable Securities	832,903	659,338	799,165
Purchases of Marketable Securities	(810,507)	(681,272)	(717,114)
Acquisition of Aquarion	(877,652)	—	—
Payments to Acquire Investments	(32,634)	(188,958)	(23,353)
Other Investing Activities	25,521	36,951	6,291
Net Cash Flows Used in Investing Activities	(3,210,474)	(2,150,808)	(1,659,150)

Financing Activities:
Cash Dividends on Common Shares	(602,083)	(564,486)	(529,791)
Cash Dividends on Preferred Stock	(7,519)	(7,519)	(7,519)
Increase/(Decrease) in Notes Payable	72,810	(12,453)	(242,122)
Issuance of Long-Term Debt	2,500,000	800,000	1,225,000
Retirements of Long-Term Debt	(745,000)	(200,000)	(216,700)
Other Financing Activities	(4,754)	(33,482)	(18,225)
Net Cash Flows Provided by/(Used in) Financing Activities	1,213,454	(17,940)	210,643
Net Increase/(Decrease) in Cash and Cash Equivalents	7,914	6,304	(14,756)
Cash and Cash Equivalents – Beginning of Year	30,251	23,947	38,703
Cash and Cash Equivalents – End of Year	$ 38,165	$ 30,251	$ 23,947

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.